Exhibit 99.2
Second Quarter 2007 Results July 25, 2007

2 This presentation contains "forward-looking statements" within the meaning of the federal securities laws. These statements reflect management's current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; demand for new housing; accuracy of accounting assumptions related to pension and postretirement costs, impaired assets, and the allowance for credit losses; competitive actions by other companies; changes in laws or regulations and actions or restrictions of regulatory agencies; our ability to execute certain strategic and business improvement initiatives, including the Transformation Plan; and other factors, many of which are beyond our control. This presentation includes non-GAAP financial measures. The required reconciliations to GAAP financial measures are included on our website, www.templeinland.com.

Second Quarter 2007 Results ($ in millions, except per share) Net Income $ 66 $ 191 $ 38 Diluted EPS $ 0.62 $ 1.70 $ 0.35 2nd Qtr 2nd Qtr 1st Qtr 2007 2006 2007 TIN 3

Second Quarter 2007 Results (cont'd) Net income per dil. share $ 0.62 $ 1.70 $ 0.35 Special items (0.03) (0.73) 0.08 Net income per dil. share $ 0.59 $ 0.97 $ 0.43 excluding special items 2nd Qtr 2nd Qtr 1st Qtr 2007 2006 2007 4 2nd qtr. 2007 after-tax benefit of $0.03 per share related to: - Gain on sale of non-strategic timber leases, $0.05 per share - One-time state tax benefit, $0.03 per share - Cost of Transformation Plan and litigation reserves, ($0.05) per share 2nd qtr. 2006 after-tax special benefit of $0.73 per share principally related to Settlement of Tax Litigation

Second Quarter Segment Results Operating Income (millions) Corrugated Packaging $ 78 $ 66 $ 64 Forest Products 33 101 38 Real Estate 19 9 3 Financial Services 48 62 49 $178 $238 $154 2nd Qtr 2nd Qtr 1st Qtr 2007 2006 2007 5

Corrugated Packaging 2nd Qtr 2nd Qtr 1st Qtr 2007* 2006 2007 $ 78 $ 66 $ 64 Operating income (millions) 6 Price - 2nd qtr. 2007 avg. box price up $26/ton vs. 2nd qtr. 2006 avg. - 2nd qtr. 2007 avg. box price down $6/ton vs. 1st qtr. 2007 avg. * 2nd qtr. 2007 results include: - 16,000 tons maintenance downtime at Orange, TX linerboard mill - $4 million insurance recovery Ontario, CA linerboard mill

Corrugated Packaging (Cont'd) Box Volumes - Per Workday Basis 7 TIN Industry 2nd qtr. 2007 vs. 1st qtr. 2007 6.0% 4.9% 2nd qtr. 2007 vs. 2nd qtr. 2006 1.4% (1.6%) (Excluding Performance Sheets) 3rd Qtr. 2007 Box Shipments Expect normal seasonal decline in shipments 3rd qtr. 2007 compared with 2nd qtr. 2007; approximately 40,000 tons

Corrugated Packaging (Cont'd) Freight Freight costs down $2 million vs. 2nd qtr. 2006, but up $2 million vs. 1st qtr. 2007 Energy Energy costs up $2 million vs. 2nd qtr. 2006, but down $2 million vs. 1st qtr. 2007 8

Corrugated Packaging (Cont'd) Recycled Fiber Recycled fiber costs up $36/ton vs. 2nd qtr. 2006 and up $6/ton vs. 1st qtr. 2007 Current recycled fiber costs up $18/ton vs. 2nd qtr. 2007 9

Forest Products 2nd Qtr 2nd Qtr 1st Qtr 2007 2006 2007 $ 33 $ 101 $ 38 Operating income (millions) Lumber - Average price down $56/mbf vs. 2nd qtr. 2006, but up $11/mbf vs. 1st qtr. 2007 - Volume up 3% vs. 2nd qtr. 2006 and up 9% vs. 1st qtr. 2007 - Current prices up $10/mbf vs. 2nd qtr. 2007 avg. price 10

Forest Products (Cont'd) Gypsum - Average price down $55/msf vs. 2nd qtr. 2006, and down $23/msf vs. 1st qtr. 2007 - Volume down 23% vs. 2nd qtr. 2006, but up 8% vs. 1st qtr. 2007 - Current prices down $15/msf vs. 2nd qtr. 2007 avg. price 11 Particleboard - Average price up $16/msf vs. 2nd qtr. 2006, but essentially flat vs. 1st qtr. 2007 - Volume down 18% vs. 2nd qtr. 2006 and down 6% vs. 1st qtr. 2007 - Current prices down $5/msf vs. 2nd qtr. 2007 avg. price

Real Estate 2nd Qtr 2nd Qtr 1st Qtr 2007 2006 2007 $ 19 $ 9 $ 3 Operating income (millions) 12

Real Estate - 2nd Qtr. 2007 Sales High-Value Land Sold 886 acres Avg. price per acre - $7,000 Residential* Sold 541 lots Average Revenue Per Lot - $51,100 Average Gross Profit Per Lot - $21,700 Commercial* Sold 56 Acres Average Price Per Acre - $299,400 13 * Includes venture activity

Real Estate - Value Creation Entitlement Activity - Atlanta, GA Entitlement Activity 2nd qtr. 2007 3 projects 419 acres 274 lots Entitlement Activity - Last 12 Months 9 projects 2,756 acres 3,814 lots 161 commercial acres 14

Real Estate Pipeline (Acres) 15 Note: Estimated acres and lots may vary

Financial Services 2nd Qtr 2nd Qtr 1st Qtr 2007 2006 2007 $ 48 $ 62 $ 49 Operating income (millions) 16 2nd qtr. 2007 earnings down compared with 2nd qtr. 2006 principally due to lower average earning assets 2nd qtr. 2007 earnings essentially flat compared with 1st qtr. 2007

Transformation Plan Update 17 Feb. 26, 2007 - Transformation Plan announced - Three focused, stand-alone, public companies well- positioned to maximize value for shareholders going forward Temple-Inland - Corrugated Packaging & Building Products Guaranty Financial - Financial Services Forestar - Real Estate - Sale of strategic timberland

Transformation Plan Update 18 Sale of Strategic Timberland Significant interest in Strategic Timberland Anticipate announcement 3rd qtr. 2007 Form 10 - Guaranty & Forestar Anticipate filing 3rd qtr. 2007 On target to complete Transformation Plan by year end 2007